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                                                                          EX-5.1

               OPINION OF MUNGER, TOLLES & OLSON LLP RE: LEGALITY

                           Munger, Tolles & Olson LLP
                       355 South Grand Avenue, 35th Floor
                       Los Angeles, California 90071-1560
                            Telephone (213) 683-9100
                            Telecopier (213) 687-3702



                                 March 14, 2000



OrthAlliance, Inc.
21535 Hawthorne Boulevard
Suite 200
Torrance, California 90503

Ladies and Gentlemen:

We have acted as counsel to OrthAlliance, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 280,000 shares (the "Shares") of the Company's Common Stock, pursuant to the OrthAlliance, Inc. 1999 Orthodontist Stock Option Plan (the "Plan"). In connection therewith, we have examined such corporate records, certificates of public offices and other documents and records as we have considered necessary or proper for the purpose of this opinion.

Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement and Plan, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Best regards,

                                            /s/ Munger, Tolles & Olson LLP